UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  November 9, 2006

THERMADYNE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-22378	74-2482571
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

16052 Swingley Ridge Road, Suite 300
Chesterfield, Missouri		63017
(Address of principal executive offices)		(Zip Code)

(636) 728-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act.

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 2.02.              Results of Operations and Financial Condition.

On November 8, 2006, Thermadyne Holdings Corporation (the “Company”) issued a press release announcing that it filed its Quarterly report on Form 10-Q for the quarter ended June 30, 2006.  The Company’s reported unaudited net income and per share information for the three and six month  periods ended June 30, 2006 vary from the company’s preliminary and unreviewed results for those periods communicated in a press release dated August 31, 2006 due to a reduction in the income tax provision related to the Company’s foreign subsidiaries. This reduced the net loss from $5.8 million to $4.8 million for the three months ended June 30, 2006 and from $7.2 million to $6.2 million for the six month period. The related loss per share amounts were also reduced from $0.44 to $0.36 and from $0.54 to $0.47 for the three and six month periods, respectively.

The Company’s filings were delayed as a result of the recently completed restatements of prior-period results and to allow for the Company’s new independent registered public accounting firm, KPMG, LLP, to conduct a review of the Company’s interim financial statements.

The Company announced on November 9, 2006, that it will hold a conference call to discuss its results for the three-month period ended September 30, 2006.  The call will take place on November 15, 2006, at 8:30 a.m. (Eastern).

The information under this Item 2.02, including Exhibit 99.1 and 99.2, are being furnished under Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.              Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release of Thermadyne Holdings Corporation, dated November 8, 2006.
99.2	Press Release of Thermadyne Holdings Corporation dated November 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	November 9, 2006
THERMADYNE HOLDINGS CORPORATION

		By:	/s/ Patricia S. Williams
		Name:	Patricia S. Williams
		Title:	Vice President, General Counsel and Corporate Secretary